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                      CONVERTIBLE SECURED PROMISSORY NOTE
                      -----------------------------------

$15,300,000                                 June 17, 1997

     FOR VALUE RECEIVED, the undersigned, SUPERGEN, INC., a California corporation ("BORROWER"), hereby promises to pay to TAKO VENTURES, LLC, a California limited liability company, or order ("LENDER"), Fifteen Million Three Hundred Thousand Dollars ($15,300,000), as provided herein.

     This Note is issued pursuant to the Convertible Secured Note, Option and Warrant Purchase Agreement, dated as of the date hereof, by and among Borrower, Lender and, solely for the purposes of Sections 5.3 and 5.5 thereof, Lawrence J. Ellison (the "PURCHASE AGREEMENT"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

A.   PAYMENT SCHEDULE.

     1. PRINCIPAL. The principal indebtedness shall be payable in full upon Lender's delivery of a Notice of Demand prior to the Conversion Time in accordance with the terms of Section 1.1 of the Purchase Agreement. If a timely Notice of Demand is not given and this Note is not fully converted into shares of Common Stock of the Borrower in accordance with
Section 1.1 of the Purchase Agreement because any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended (the "HSR ACT") shall not have expired or been terminated or any required regulatory approval shall not have been received, then on the Option Termination Date the principal indebtedness outstanding shall be payable in full in accordance with Section 1.1 of the Purchase Agreement.

     2. PREPAYMENT. Borrower shall have not have any right to prepay, in whole or in part, the principal of this Note.

     3. FORM OF PAYMENT. Principal and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

B. CONVERSION. In the event that a Notice of Demand is not given prior to the Conversion Time as provided in Section 1.1 of the Purchase Agreement, then the outstanding unpaid principal hereunder shall be converted, in whole or in part, to the maximum extent permitted under the HSR Act and any other applicable laws, effective at the Conversion Time, into fully paid and nonassessable shares of Common Stock of Borrower in accordance with the terms and conditions of Section 1.1 of the Purchase Agreement.

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C.   SECURITY INTEREST.  Borrower's obligations hereunder are secured by the Collateral, as defined in the Pledge and Security Agreement, dated as of the date hereof, by and between Borrower and Lender (the "SECURITY AGREEMENT").

D.   EVENTS OF DEFAULT.

     1. DEFINITION OF EVENT OF DEFAULT. The occurrence of any one or more of the following events on or after the Conversion Time shall constitute an "EVENT OF DEFAULT" hereunder:

                  (i) any failure by Borrower to pay any amount payable, or to issue any securities issuable, hereunder in accordance with the terms hereof;

                  (ii) subjection of the Collateral to levy of execution or other judicial process; or

                  (iii) Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action.

     2. RIGHTS AND REMEDIES ON EVENT OF DEFAULT. During the continuance of an Event of Default, Lender shall have the right (i) to accelerate the payment of the principal, interest and charges owing hereunder and (ii) to enforce this Note by exercise of the rights and remedies granted to it by applicable law or under the Transaction Documents.

E.   OTHER PROVISIONS.

     1. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or by overnight courier or mailed by first class mail, or Express Mail, postage prepaid, or via facsimile, delivered as follows:

     (i)   if to Lender, to:

           Tako Ventures, LLC,
           c/o Philip Simon
           Howson & Simon CPAs L.P.
           220 Montgomery Street
           Suite 1041
           San Francisco, CA 94104

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           with copies to:

           Springs, Rivin, Detwiler, Dudnick & Stikker
           351 California Street
           Suite 1041
           San Francisco, CA 94104
           Attention:  Andy Dudnick, Esq.

           Gray Cary Ware & Freidenrich
           A Professional Corporation
           400 Hamilton Avenue
           Palo Alto, CA 94301
           Attention:  Rod J. Howard, Esq. & Brad J. Rock, Esq.

           or at such other address as Lender shall have furnished to Borrower in writing,

     (ii) if to Borrower, to:

           SuperGen, Inc.
           Two Annabel Lane, Suite 220
           San Ramon, CA 94583

           with a copy to:

           Wilson Sonsini Goodrich & Rosati,
           Professional Corporation
           650 Page Mill Road
           Palo Alto, California 94304-1050
           Attn: John V. Roos, Esq. and Page Mailliard, Esq.

           or at such other address as Borrower shall have furnished to Lender in writing.

Notices that are mailed by (i) first class mail shall be deemed received three (3) business days after deposit in the mail and (ii) Express Mail or overnight courier shall be deemed received one (1) business day after deposit in the mail. In the event that the notice is sent by facsimile, notice shall be deemed to have been received when sent and confirmed as to receipt.

     2. LENDER'S RIGHTS; BORROWER WAIVERS. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands

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and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and, to the greatest extent permitted by law, Borrower waives any defense based upon any statutes of limitation. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

     3. ENFORCEMENT COSTS. Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of Lender hereunder, including all costs and expenses incurred during a bankruptcy or similar proceeding of Borrower.

     4. SEVERABILITY. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

     5. AMENDMENT PROVISIONS. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

     6. BINDING EFFECT. This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void AB INITIO.

     7. TIME OF ESSENCE. Time is of the essence of each and every provision of this Note.

     8. HEADINGS. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

                                  SUPERGEN, INC.

                                  By /s/ Dr. Joseph Rubinfeld
                                      ------------------------

                         Name:    Dr. Joseph Rubinfeld
                         Title:   Chief Executive Officer, President and
                                     Chief Scientific Officer

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